Exhibit 10.M


                                 AMENDMENT NO. 4


      This Amendment No. 4 dated as of September 28, 1999 ("Agreement"), is among Gundle/SLT Environmental, Inc., a Delaware corporation ("Company"), the Banks parties to the Credit Agreement described below, and Bank of America, N.A., formerly known as NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A., as Agent (the "Agent") for the Banks.

                                  INTRODUCTION

      The Company, the Banks, and NationsBank of Texas, N.A., predecessor in interest to the Agent, are parties to the Credit Agreement dated as of July 27, 1995 (as amended, the "Credit Agreement"). The Company, the Agent, and the Banks have agreed to make certain amendments to the Credit Agreement.

      THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Company, the Agent, and the Banks hereby agree as follows:

1. Section DEFINITIONS; REFERENCES. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

1.  Section AMENDMENT.
2.
(a) Section 1.1 of the Credit Agreement is amended by replacing or the following definitions, as appropriate, in the appropriate order:

(b)
            "ADJUSTED DEBT TO ADJUSTED EBITDA RATIO" shall be calculated as set forth in Section 5.5(a).

            "AGENT" means Bank of America in its capacity as an agent pursuant to Article 7 and any successor agent pursuant to Section 7.7.

            "AGENT FEE LETTER" means the confidential letter agreement dated as of September 28, 1999, between the Company and the Agent regarding certain fees owed by the Borrower to the Agent in connection with this Agreement.

            "APPLICABLE   COMMITMENT  FEE"  means,  as  of  any  date  of  its
      determination:

            (a) as of the date of this Agreement through the time when the Applicable Commitment Fee may be calculated by the Agent pursuant to paragraph (b) below from the September 30, 1999, financial statements of the Company, 0.250%; and

            (b) thereafter, the percentage amount set forth in the table below opposite the applicable Adjusted Debt to Adjusted EBITDA Ratio of the Company as of the end of the fiscal quarter then most recently ended.

            ADJUSTED DEBT TO
            ----------------
            ADJUSTED EBITDA APPLICABLE COMMITMENT FEE
            -----------------------------------------

            less than 1.50                                       0.250%
            greater than or equal to 1.50 but less than 2.00              0.300%
            greater than or equal to 2.00 but less than 2.50              0.300%
            greater than or equal to 2.50                        0.375%

      The Agent shall determine the Applicable Commitment Fee based upon the most recent financial statements dated as of the end of a fiscal quarter delivered to the Agent pursuant to Section 5.2(b). Any adjustments to the Applicable Commitment Fee shall become effective three Business Days following the date of delivery of such financial statements to the Agent; provided, however, that if such financial statements are not delivered when required hereunder, the Applicable Commitment Fee shall increase to the maximum percentage amount set forth in the table above from date when such financial statements were required to be delivered to the Agent hereunder until received by the Agent. Upon any change in the Applicable Commitment Fee, the Agent shall promptly notify the Company and the Banks of the new Applicable Commitment Fee.

            "APPLICABLE INTEREST MARGIN" means, for any LIBOR Borrowing or Prime Rate Borrowing and as of any date of its determination:

            (a) as of the date of this Agreement through the time when the Applicable Interest Margin may be calculated by the Agent pursuant to paragraph (b) below from the September 30, 1999, financial statements of the Company, 1.250% for LIBOR Borrowings and 0.00% for Prime Rate Borrowings; and

            (b) thereafter, an amount equal to the percentage amount for LIBOR Borrowings or Prime Rate Borrowings set forth in the table below opposite the applicable Adjusted Debt to Adjusted EBITDA Ratio of the Company as of the end of the fiscal quarter then most recently ended.


      ADJUSTED DEBT TO                        APPLICABLE INTEREST MARGIN           APPLICABLE INTEREST MARGIN
      ----------------                        --------------------------           --------------------------
      ADJUSTED EBITDA LIBOR BORROWING                                       PRIME RATE BORROWING
      -------------------------------                                       --------------------
      less than 1.50                                       1.250%                0.000%
      greater than or equal to 1.50 but less than 2.00             1.500%                0.000%
      greater than or equal to 2.00 but less than 2.50             1.750%                0.000%
      greater than or equal to 2.50                        2.000%                0.250%

      The Agent shall determine the Applicable Interest Margin based upon the most recent financial statements dated as of the end of a fiscal quarter delivered to the Agent pursuant to Section 5.2(b). Any adjustments to the Applicable Interest Margin shall become effective three Business Days following the date of delivery of such financial statements to the Agent; provided, however, that if such financial statements are not delivered when required hereunder, the Applicable Interest Margin shall increase to the maximum percentage amount set forth in the table above from date when such financial statements were required to be delivered to the Agent hereunder until received by the Agent. Upon any change in the Applicable Interest Margin, the Agent shall promptly notify the Company and the Banks of the new Applicable Interest Margin.

            "AVAILABLE CURRENCIES" means Dollars, Pounds Sterling, German Marks, French Francs, Italian Lira, Dutch Guilders, Japanese Yen, Canadian Dollars, Australian Dollars, Singapore Dollars, Thailand Bahts, and from and after becoming generally available in the international currency and exchange markets, European Union Euros, and any other currency approved by the Banks which is freely transferable and convertible into Dollars and in which dealings in deposits are carried out in the London interbank market.

            "BANK OF AMERICA" means Bank of America, N.A., in its individual capacity.

            "BUSINESS DAY" means any Monday through Friday during which commercial banks are open for business in Houston, Texas, Dallas, Texas, and, if the applicable Business Day relates to any LIBOR Borrowing, on which dealings in the Applicable Currency for such LIBOR Borrowing are carried on in the London interbank market in such Applicable Currency.

            "COMMITMENT" means, for any Bank, the amount set opposite such Bank's name on the signature pages of Amendment No.4 dated as of September 28, 1999, among the Borrower, the Agent and the Banks as its Commitment, or if such Bank has entered into any Assignment and Acceptance, as set forth for such Bank as its Commitment in the Register maintained by the Agent pursuant to Section 8.5(c), as such amount may be reduced or terminated pursuant to Section 2.1(a)(ii) or Section 6.2.

            "FINANCIAL STATEMENTS" means the audited financial statements of the Company referred to in Section 4.7(a).

            "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the relevant Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

            "INTERIM FINANCIAL STATEMENTS" means the quarter end financial statements of the Company referred to in Section 4.7(b).

            "ISSUING BANK" means Bank of America and any successor issuing bank pursuant to Section 7.7.

            "LIBOR" means, for any LIBOR Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 or 3740, as the case may be (or any successor page), as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters, the applicable rate shall be the arithmetic mean of all such rates.

            "LETTER OF CREDIT SUBLIMIT" means $10,000,000, or such greater amount as may be agreed to in writing by the Issuing Bank, the Agent, and the Majority Banks from time to time.

            "MATURITY DATE" means September 30, 2002, as such date may be extended pursuant to Section 2.1(a)(iii).

(a) Section 1.1 of the Credit Agreement is amended by deleting the definition of "COMMITMENT LETTER" in its entirety.

(b)

(c) Section 1.1 of the Credit Agreement is amended by deleting the definition of "NATIONSBANK" in its entirety.

(d)

(e) Section 1.1 of the Credit Agreement is amended by replacing Section

(f) of the definition "Permitted Debt" in its entirety with the following:

(f)
            (f) Debt of GSE Lining Technology GmbH in the aggregate principal amount of not to exceed DM 11,000,000 consisting of letters of credit, bank guarantees, revolving credits, trade bill credits or any or all thereof and secured by land and improvements securing the Debt referred to in clause (e) above; and

(a) Section 1.1 of the Credit Agreement is amended by deleting the definition of "REVOLVING CREDIT COMMITMENT TERMINATION DATE" in its entirety.

(b)

(c) Section 2.1(a)(i) of the Credit Agreement is amended by replacing such section in its entirety with the following:

(d)

            (i) Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, to make Advances to each Borrower requesting Borrowings under this Agreement as such Bank's ratable share of such Borrowings requested by such Borrower from time to time on any Business Day during the period from the date of this Agreement until the Maturity Date provided that the aggregate outstanding Dollar Equivalent principal amount of Advances made by such Bank plus such Bank's ratable share of the Letter of Credit Exposure shall not exceed such Bank's Commitment. Borrowings may be made in any Available Currency. Borrowings must be made in an amount equal to or greater than the Dollar Equivalent of the Minimum Borrowing Amount and be made in multiples of the Minimum Borrowing Multiple for the Applicable Currency. Within the limits expressed in this Agreement, each Borrower may from time to time borrow, prepay, and reborrow Borrowings. The indebtedness of each Borrower to the Banks resulting from the Advances made by the Banks shall be evidenced by Notes made by such Borrower.

(a) Section 2.1(a)(iii) of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            (iii) Not earlier than 365 days prior but not later than 90 days prior to the then current Maturity Date, the Borrowers may by written notice to the Agent request the Banks to extend the then current Maturity Date by one year. Each Bank's determination whether or not to extend shall be in such Bank's sole discretion. If the Borrowers provide such notice to the Agent, the Agent shall consult with the Banks and notify the Borrowers in writing not later than 60 days after such request whether the Banks have elected to extend such date for such additional period. If the Agent does not notify the Borrowers, the Banks shall be deemed to have elected not to extend such date. If the Banks elect to extend such date, the Agent's written notice to the Borrowers to such effect shall automatically constitute an extension of such date without any further action by any Person.

(a) Section 2.1(c)(iii) of the Credit Agreement is amended by deleting such section in its entirety.

(b)

(c) Section 2.1 (d) of the Credit Agreement is amended by replacing such section in its entirety with the following:

(d)
            (d) REPAYMENT. Each Borrower shall pay to the Agent for the ratable benefit of the Banks the aggregate outstanding principal amount of the Borrowings on the Maturity Date.

(a) Section 2.2 (a) of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            (a) COMMITMENT FOR LETTERS OF CREDIT. The Issuing Bank shall, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, issue, increase, and extend Letters of Credit payable in any Available Currency at the request of any Borrower from time to time on any Business Day during the period from the date of this Agreement until the Maturity Date provided that (i) the outstanding Dollar Equivalent amount of the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit and (ii) the aggregate outstanding Dollar Equivalent principal amount of Borrowings plus the Letter of Credit Exposure shall not exceed the aggregate amount of the Commitments. No Letter of Credit may have an expiration date later than 13 months after its issuance date, and each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon at least 30 days notice given by the Issuing Bank to the beneficiary of such Letter of Credit. No Letter of Credit may have an expiration date later than 13 months after the Maturity Date unless approved by the Issuing Bank, the Agent, and the Banks. Each Letter of Credit must be in form and substance acceptable to the Issuing Bank. The indebtedness of each Borrower to the Issuing Bank resulting from Letters of Credit requested by such Borrower shall be evidenced by the Letter of Credit Applications made by such Borrower.

(a) Section 2.2 (c) of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            (c) PREPAYMENTS OF LETTERS OF CREDIT. In the event that any Letters of Credit shall be outstanding according to their terms after the Maturity Date, upon request of the Agent each Borrower which requested any such Letter of Credit shall pay to the Agent an amount equal to the

      Letter of Credit Exposure allocable to such Letters of Credit requested by such Borrower to be held in the Letter of Credit Collateral Account. At any time, at the request of the Issuing Bank, the Agent shall apply such cash collateral to any reimbursement obligation or other obligation of such Borrower to the Issuing Bank under any Letter of Credit Application related to such Letters of Credit.

(a) Section 2.3(a) of the Credit Agreement is amended by replacing such section in its entirety with the following:
            (a) AGENT FEES. The Company shall pay to the Agent for the benefit of the Agent the fees specified in the Agent Fee Letter in accordance with the confidential terms of the Agent Fee Letter.

(a) Section 2.3(b) of the Credit Agreement is amended by replacing such section in its entirety with the following:
(b)
            (b) COMMITMENT FEE. The Company shall pay to the Agent for the ratable benefit of the Banks a commitment fee equal to the Applicable Commitment Fee per annum on the average daily amount by which (i) the aggregate amount of the Commitments exceeds (ii) the aggregate outstanding Dollar Equivalent principal amount of the Borrowings plus the Letter of Credit Exposure, from the date of this Agreement until the termination of the Commitments under this Agreement, whether by agreement, maturity, under Section 2.1(a)(ii), under Section 6.2, or otherwise. The commitment fee shall be due and payable in arrears following the last day of each calendar quarter and the Maturity Date or any earlier date any of the Commitments hereunder are terminated, in each case within ten days after demand for payment by the Agent.

(a) Sections 2.3(c) and (d) of the Credit Agreement are amended by replacing such sections in their entirety with the following:
(b)
(c)               (c) FEES FOR LETTERS OF CREDIT.
(d)
                        (i) For each Letter of Credit issued by the Issuing Bank, the Borrower requesting the Letter of Credit shall pay to the Agent for the ratable benefit of the Banks a letter of credit fee equal to the Applicable Interest Margin for LIBOR Borrowings in effect at the time of determination less 0.125% per annum on the face amount of such Letter of

      Credit for the stated term of such Letter of Credit. Such Borrower shall pay the letter of credit fee for such Letter of Credit, including any increased amount due in respect of any increase or extension of such Letter of Credit, in advance within ten days after demand for payment by the Agent.

                        (ii) For each Letter of Credit issued by the Issuing Bank, the Borrower requesting the Letter of Credit shall pay to the Agent for the benefit of the Issuing Bank a letter of credit fee equal to 0.125% per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit, with a minimum fee of $150. Such Borrower shall pay such letter of credit fee for the Issuing Bank for such Letter of Credit, including any increased amount due in respect of any increase or extension of such Letter of Credit in advance within ten days after demand for payment by the Agent.

                        (iii) In the event any Borrower which has established any Letter of Credit and the beneficiary thereof reduce the amount of such Letter of Credit or cancel such Letter of Credit prior to its expiration date, each Bank and the Issuing Bank shall refund to such Borrower the unearned portion of the letter of credit fees paid pursuant to Sections 2.3(d)(i) and (ii) above with respect to such Letter of Credit. Each such refund shall be made within ten days after demand for payment by such Borrower.


(a) Section 3.1 of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            3.1 CONDITION PRECEDENT TO INITIAL EXTENSIONS OF CREDIT . The obligation of each Bank to make the initial extension of credit under this Agreement, including the making of any Advances and the issuance of any Letters of Credit, shall be subject to the condition precedent that the Borrowers shall have delivered or shall have caused to be delivered the documents and other items listed on the Closing Documents list dated as of September 28, 1999, together with any other documents requested by the Agent to document the agreements and intent of the Credit Documents, each in form and with substance satisfactory to the Agent.

(a) Section 4.7 of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)

            4.7 FINANCIAL CONDITION.

                  (a) The Company has delivered to the Agent the annual audited financial statements of the Company dated as of December 31, 1998, including therein the balance sheet of the Company as of such date and the statements of income, stockholders' equity, and cash flows for the Company for the fiscal year ending on such date. Such financial statements present fairly in all material respects the financial condition of the Company as of such date in accordance with generally accepted accounting principles.

                  (b) The Company has delivered to the Agent the unaudited financial statements of the Company, dated as of June 30, 1999, including therein the balance sheet of the Company as of such date and the statements of income, stockholders' equity, and cash flows for the Company for the fiscal quarter ending on such date. Such financial statements present fairly in all material respects the financial condition of the Company as of such date in accordance with generally accepted accounting principles, except that such financial statements may lack the complete financial notes required by generally accepted accounting principles.

                  (c) As of the respective dates of the Financial Statements and the Interim Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Company or any of its Subsidiaries, except as disclosed in the Financial Statements or the Interim Financial Statements, and adequate reserves for such items have been made in accordance with generally accepted accounting principles. No Material Adverse Change has occurred. No Default exists.

(a) Article 4 of the Credit Agreement is amended by inserting the following
Section 4.16 in the appropriate alphabetical order:

(b)
    4.16  YEAR 2000 .

                  (a) The Company (i) has begun analyzing the operations of the Company and each of its Subsidiaries and Affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); and (ii) is developing a plan for becoming Year 2000 compliant in a timely manner. Each Borrower reasonably believes that the Company and each Borrower will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

                  (b) Each Borrower reasonably believes any suppliers and vendors that are material to the operations of such Borrower or its Subsidiaries and Affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

                  (c) Each Borrower will promptly notify the Agent in the event such Borrower determines that any computer application which is material to the operations of such Borrower, its Subsidiaries or Affiliates or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to cause a Material Adverse Change.

(a) Section 5.5(a) of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            (a) ADJUSTED DEBT TO ADJUSTED EBITDA RATIO. As of the last day of each fiscal quarter, the Company shall not permit the ratio of (i) the difference of (A) the consolidated Debt of the Company as of the end of such fiscal quarter minus (B) the cash and cash equivalents in excess of $5,000,000, in the aggregate, held by the Company on a consolidated basis as of the end of such fiscal quarter to (ii) the difference of (A) the consolidated EBITDA of the Company for the preceding four fiscal quarters then ended minus (B) consolidated interest income of the Company for such period attributable to interest earned with respect to cash and cash equivalents in excess of $5,000,000, in the aggregate, held by the Company on a consolidated basis, to be greater than 3.00 to 1.00.

(a) Section 5.5(b) of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            (b) NET WORTH. The Company shall not permit the consolidated Net Worth of the Company (i) during its fiscal year ending December 31, 1999, to be less than $76,300,000, and (ii) during any fiscal year thereafter, to be less than an amount equal to the sum of (A) the amount that was required to be maintained during the previous fiscal year plus (B) an amount equal to 75% of consolidated net income of the Company for such previous fiscal year (excluding consolidated net income for any fiscal year during which consolidated net income is not a positive number), plus
      (C) 100% of the net proceeds received by the Company after December 31, 1998, without duplication, from any sale or issuance of equity interests in, or any other similar additions to capital by, the Company or its Subsidiaries (excluding any such equity interests sold or issued by any such Subsidiary to the Company).

(a) Section 6.9 of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            6.9 APPLICATION OF PAYMENTS. Prior to the Maturity Date and when no Event of Default exists, all payments made hereunder shall be applied to the Credit Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Credit Obligations provided for hereunder and in the Credit Documents. Following the Maturity Date or while any Event of Default exists, all payments and collections shall be applied to the Credit Obligations in the following order:

                  First, to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Agent that are due and payable under the Credit Documents;

                  Then, ratably to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Banks that are due and payable under the Credit Documents;

                  Then, ratably to the payment of all outstanding principal and reimbursement obligations for draws under Letters of Credit due and payable under the Credit Documents;

                  Then, ratably to the payment of any other amounts due and owing with respect to the Credit Obligations; and

                  Finally, any surplus held by the Agent and remaining after payment in full of all the Credit Obligations and reserve for Credit Obligations not yet due and payable shall be promptly paid over to the Company or to whomever may be lawfully entitled to receive such surplus. All applications shall be distributed in accordance with Section 2.9(a).

(a) Section 8.10 of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            8.10 FORUM SELECTION . EACH BORROWER IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATED THERETO. EACH BORROWER AGREES AND SHALL NOT CONTEST THAT PROPER FORUM AND VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT

      DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO ARE IN THE COURTS OF THE STATE OF TEXAS IN HARRIS COUNTY, TEXAS, AND THE FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE FOREGOING BASED UPON CLAIMS THAT THE FOREGOING COURTS ARE AN INCONVENIENT FORUM.

(a) Section 8.11 of the Credit Agreement is amended by replacing such section in its entirety with the following:

(b)
            8.11 SERVICE OF PROCESS. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO, EACH BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY OTHER FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE LAW AND RULES THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON SUCH BORROWER.

(a) Article 8 of the Credit Agreement is amended by inserting the following section 8.12 in the appropriate numerical order:

(b)
            8.12 WAIVER OF JURY TRIAL . EACH BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.

(a) Article 8 of the Credit Agreement is amended by inserting the following section 8.13 in the appropriate numerical order:

(b)
            8.13 NO FURTHER AGREEMENTS . THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS,  OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

(a) Exhibit A of the Credit Agreement is amended by replacing such exhibit in its entirety with EXHIBIT A attached hereto.

(b)

(c) Schedule II of the Credit Agreement is amended by replacing such schedule in its entirety with SCHEDULE II attached hereto.

(d)

2. Section REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that (a) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Company and have been duly authorized by appropriate proceedings, (b) this Agreement constitutes legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (c) upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, no Event of Default shall exist under the Credit Documents and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents, as amended.

3.

4. Section EFFECT ON CREDIT DOCUMENTS. Except as amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Agent's or the Banks' rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Company must continue to comply with the terms of the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default or event of default under other Credit Documents.

5.

6. Section EFFECTIVENESS. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement effective on the date first set forth above when the Company, the Banks, and the Agent shall have duly and validly executed originals of this Agreement and delivered them to the Agent.

7.

8. Section MISCELLANEOUS. The miscellaneous provisions of the Credit
Agreement apply to this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original.

9.

      THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      EXECUTED as of the date first above written.

                                    COMPANY:

                                    GUNDLE/SLT ENVIRONMENTAL, INC.


                                    By: _____________________________________
                                        Roger J. Klatt
                                        Chief Financial Officer

                                    AGENT:

                                    BANK OF AMERICA, N.A., as Agent


                                    By: _____________________________________
                                        William B. Borus
                                        Vice President

COMMITMENT                          BANKS:

$15,000,000                         BANK OF AMERICA, N.A.


                                    By: _____________________________________
                                        William B. Borus
                                        Vice President

$10,000,000                         COMERICA BANK - TEXAS


                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________